UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 29, 2013

ATHERSYS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33876	20-4864095
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3201 Carnegie Avenue, Cleveland, Ohio	44115-2634
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 431-9900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As disclosed in its recent proxy statement for its 2013 Annual Meeting of Stockholders, in 2005, in connection with a restructuring of its internal programs and to retain and motivate its named executive officers, Athersys, Inc. (the “Company“or “we”) entered into incentive agreements with each of its named executive officers establishing an incentive program (the “2005 Incentive Program”), which provided the officers financial participation in the event of certain merger or acquisition or asset sale transactions. The 2005 Incentive Program was established prior to our common stock being publicly traded, had precluded the granting of routine annual equity awards to our officers, and provided a bonus based on a fixed percentage of a transaction. In April 2013, the Compensation Committee and Board approved arrangements whereby the officers agreed to terminate their incentive agreements in return for one-time grants of restricted stock units (“RSUs”) and the ability to receive routine annual grants of equity-based awards, to better align management incentives with corporate objectives. The termination of the 2005 Incentive Program (the “Amendment”) was executed on April 29, 2013 and was contingent on, among other things, stockholder approval of the Amended and Restated 2007 Long-Term Incentive Plan (Amended and Restated Effective June 18, 2013) (the “Plan”). The Company’s stockholders approved the Plan at the Company’s Annual Meeting of Stockholders on June 18, 2013. Following the Annual Meeting, RSUs in the following amounts were granted to the named executive officers for their past service and performance, and in exchange for the termination of their incentive agreements: 695,040 for Dr. Van Bokkelen; 570,551 for Dr. Harrington; 573,640 for Mr. Lehmann; 491,162 for Dr. Deans; and 369,607 for Ms. Campbell. The RSUs will vest ratably and quarterly over a three-year term. In addition, the named executive officers were granted routine, annual stock-based awards in June 2013.

The foregoing description of the material terms of the Amendments is qualified in its entirety by reference to the full text of the form of Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The form of the Restricted Stock Unit Agreement is attached hereto as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on June 18, 2013. Set forth below are the voting results for each of the matters submitted to a vote of the Company’s stockholders.

Proposal One - Election of Directors.

All nominees for election to the Company’s Board of Directors named in the Company’s proxy statement filed with the Securities and Exchange Commission on April 29, 2013 were elected, each to a one-year term, with the following vote:

	Shares Voted For	Shares Withheld	Broker Non-Votes
Gil Van Bokkelen	18,020,500	118,421	26,466,048
John J. Harrington	18,035,427	103,494	26,466,048
Kenneth H. Traub	17,935,882	203,039	26,466,048
Lee E. Babiss	17,755,528	383,393	26,466,048
Ismail Kola	17,997,302	141,619	26,466,048
Lorin J. Randall	17,759,900	379,021	26,466,048
Jack L. Wyszomierski	18,007,205	131,716	26,466,048

Proposal Two—Ratification of the Appointment of the Company’s Independent Auditors.

The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013 with the following vote:

For	Against	Abstain
43,882,319	581,347	141,303

Proposal Three –Approval of Amendment to the Company’s Certificate of Incorporation.

The Company’s stockholders approved an amendment to its Certificate of Incorporation to increase the number of authorized shares of common stock to 150,000,000 shares with the following vote:

For	Against	Abstain
39,334,868	3,627,899	1,642,202

Proposal Four –Approval of the Athersys, Inc. Amended and Restated 2007 Long-Term Incentive Plan (Amended and Restated Effective June 18, 2013).

The Company’s stockholders approved the Athersys, Inc. Amended and Restated 2007 Long-Term Incentive Plan (Amended and Restated Effective June 18, 2013) with the following vote:

For	Against	Abstain	Broker Non-Votes
16,722,630	935,193	481,098	26,466,048

Proposal Five –Advisory Vote on Named Executive Officer Compensation.

The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers with the following vote:

For	Against	Abstain	Broker Non-Votes
16,425,012	759,294	954,615	26,466,048

Proposal Six –Advisory Vote on the Frequency of the Stockholder Advisory Vote on Named Executive Officer Compensation.

The Company’s stockholders recommended, on an advisory basis, the holding of the advisory vote on named executive officer compensation “every year” with the following votes:

Every Year	Every 2 Years	Every 3 Years	Broker Non-Votes
16,382,784	249,821	520,172	26,466,048

In accordance with the voting results concerning this proposal, the Company’s Board of Directors determined that the Company will hold an annual advisory vote on named executive officer compensation until the next advisory vote on the frequency of the advisory vote on named executive officer compensation.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Form of Amendment No. 2 to Incentive Agreement by and between Advanced Biotherapeutics, Inc. and Athersys, Inc.’s named executive officers, and acknowledged by Athersys, Inc. and ReGenesys, LLC

10.2	Form of Restricted Stock Unit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATHERSYS, INC.

By:	/s/ Laura K. Campbell
Laura K. Campbell
Vice President of Finance

Date: June 20, 2013

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Amendment No. 2 to Incentive Agreement by and between Advanced Biotherapeutics, Inc. and Athersys, Inc.’s named executive officers, and acknowledged by Athersys, Inc. and ReGenesys, LLC

10.2	Form of Restricted Stock Unit Agreement